Exhibit 3.1

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 For Office Use Only WY Secretary of State FILED: Feb 25 2025 7:40AM Original ID: 2025 - 001620871 Page 1 of 4 Signature: Date: 02/25/2025 Print Name: Miriam Atim Okello Miriam Atim Okello Title: Incorporator Email: fulfillment@bizfilings.com Daytime Phone #: 8009817183 $0.0200 Common Par Value: Number of Common Shares: 5,000,000 $0.0000 Preferred Par Value: Number of Preferred Shares: 0 III. Profit Corporation Articles of Incorporation I. The name of the profit corporation is: MYX Inc. II. The name and physical address of the registered agent of the profit corporation is: Business Filings Incorporated 2232 Dell Range Blvd Ste 200 Cheyenne, WY 82009 The mailing address of the profit corporation is: 1325 Avenue of the Americas Fl 4 New York, NY 10019 IV. The principal office address of the profit corporation is: 1325 Avenue of the Americas Fl 4 New York, NY 10019 V. The number, par value, and class of shares the profit corporation will have the authority to issue are: VI. The name and address of each incorporator is as follows: Miriam Atim Okello 1325 Avenue of the Americas, Fl 4, New York, New York 10019

Wyoming Secretary of State

Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

- ☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.
- ☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).
- ☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.
- ☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.
- ☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.
- ☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Miriam Atim Okello
- ☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i)Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii)Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature: *Miriam Atim Okello* Date: **02/25/2025**

Print Name: **Miriam Atim Okello**

Title: **Incorporator**

Email: **fulfillment@bizfilings.com**

Daytime Phone #: **8009817183**

Page 2 of 4

Consent to Appointment by Registered Agent Business Filings Incorporated , whose registered office is located at 2232 Dell Range Blvd Ste 200, Cheyenne, WY 82009 , voluntarily consented to serve as the registered agent for MYX Inc. and has certified they are in compliance with the requirements of W.S. 17 - 28 - 101 through W.S. 17 - 28 - 111. I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity. Signature: Date: 02/25/2025 Print Name: Miriam Atim Okello Miriam Atim Okello Title: Incorporator Email: fulfillment@bizfilings.com Daytime Phone #: 8009817183 Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 Page 3 of 4

STATE OF WYOMING Office of the Secretary of State I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF INCORPORATION MYX Inc. I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 25th day of February , 2025 at 7:40 AM. Remainder intentionally left blank. Filed Date: 02/25/2025 Secretary of State Filed Online By: Miriam Atim Okello on 02/25/2025 Page 4 of 4